            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Juniper Partners Acquisition Corp.
New York, New York

We hereby consent to the use of the Proxy Statement/Prospectus constituting a part of Amendment No. 1 to this Registration Statement (Form S-4) of our report dated March 14, 2006 relating to the financial statements of Juniper Partners
Acquisition Corp, which is contained in that Proxy Statement Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the
Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

November 3, 2006